AGREEMENT


                  THIS AGREEMENT is made and entered into as of September 26, 1997, by and among SVTR, INC., a Delaware corporation, formerly known as Silicon Valley Test & Repair, Inc. and formerly known as EMI Acquisition, Inc. ("SVTR"), CERPROBE CORPORATION, a Delaware corporation ("Cerprobe"), and WILLIAM E. MAYER and CAROL MAYER (individually and together, "Mayer").

                                    RECITALS

                  A. On January 15, 1997, EMI Acquisition, Inc., a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Cerprobe, and Cerprobe entered into an Agreement of Merger and Plan of Reorganization
("Agreement of Merger") with Silicon Valley Test & Repair, Inc., a California corporation ("SVTR California") and Mayer, pursuant to which SVTR California merged into Acquisition and Acquisition changed its name to Silicon Valley Test & Repair, Inc. (the "Merger"). Later, Silicon Valley Test & Repair, Inc. changed its name again to SVTR, Inc.

                  B. Certain matters of dispute have arisen regarding: (a) the financial condition of SVTR California prior to the Merger; (b) the accuracy of certain forecasts, representations and other statements by Mayer, whether or not contained in the Agreement of Merger; (c) the ability of SVTR California and later of SVTR to make certain products and meet specifications; and (d) the relationship of SVTR California and SVTR with customers, vendors and employees.

                  C. Mayer seeks to assure his future by having Cerprobe and SVTR release Mayer of any liability to Cerprobe and SVTR arising out of: (a) any of the items in Recital B above; (b) the Merger; or (c) actions or statements by Mayer before or after the Merger relating to SVTR California.

                  D. SVTR, Cerprobe and Mayer have agreed to resolve all disputes between them as hereinafter provided.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                  1. Mayer Payment. Upon the execution of this Agreement, Mayer shall pay to Cerprobe the sum of $230,000 representing repayment of a portion of the cash payment paid to Mayer pursuant to Section 3.2(c) of the Agreement of Merger.

                  2. Escrow Stock. The 125,000 shares of common stock of Cerprobe issued to Mayer in connection with the Merger currently held in escrow pursuant to that certain Escrow and Security Agreement, by and among Cerprobe, Mayer and Arizona Escrow & Financial Corporation, dated January 28, 1997, shall, effective August 18, 1997, be redelivered to Cerprobe and Mayer does hereby forever release and relinquish any and all claims or interest with respect thereto.

Contemporaneously with the execution and delivery of this Agreement, Cerprobe and Mayer shall execute and deliver a letter to Arizona Escrow & Financial Corporation in form and content as set forth in Exhibit A attached hereto.

                  3. Earn Out. Effective August 18, 1997, Mayer hereby releases any and all rights, claims or interests that either of them may have to receive any payment or shares of the common stock of Cerprobe with respect to the earn-out provisions set forth in Article IV of the Agreement of Merger.

                  4. Resignation. By executing the form of resignation attached hereto as Exhibit B, Mayer hereby resigns as an officer and employee of SVTR (formerly Acquisition) effective on October 31, 1997. The Employment Agreement, by and between Acquisition and William E. Mayer, dated as of January 15, 1997, is terminated effective October 31, 1997.

                  5. Promissory Note. Upon the execution of this Agreement, SVTR shall pay to Mayer the sum of $242,000 representing the pre-payment of the entire principal owing on the indebtedness owing to Mayer under that certain Note Payment Agreement, by and between SVTR California and Mayer, dated as of January 15, 1997 (the "Note Payment Agreement"), and that certain Promissory Note executed by SVTR California, dated July 31, 1994, in the original principal amount of $407,949.55, payable to William E. Mayer (the "SVTR Note"). Upon receipt of the $242,000, Mayer shall deliver to SVTR the original SVTR Note marked "paid in full." Mayer hereby releases and forever discharges SVTR of all indebtedness owed under the Note Payment Agreement and SVTR Note.

                  6. COBRA. Upon the execution of this Agreement, Mayer shall pay to SVTR the amount of $10,000 which amount shall be utilized for the insurance premiums for COBRA coverage (both medical and dental) for a period of 18 months beginning November 1, 1997. SVTR hereby agrees to pay, for a period of 18 months beginning November 1, 1997, unless sooner terminated by Mayer, the insurance premium payments for COBRA coverage for William E. Mayer, Carol Mayer and any minor children residing with them. At the end of the 18 month COBRA period, or earlier termination by William E. Mayer, if any amount of the $10,000 is remaining, that remaining amount shall belong to SVTR. If the premiums for COBRA coverage exceed $10,000, Mayer shall pay any excess.

                  7. Net Effect. The net financial effect of the payments provided for in Sections 1, 5 and 6 hereof is that Cerprobe and SVTR shall pay $2,000 to Mayer. Payment shall be made within 10 days of the execution of this Agreement. Nothing herein or in any other Release or Agreement shall be deemed to waive, release or discharge this net payment.

                  8. Release. SVTR and Cerprobe shall deliver to Mayer a Release in form and content as set forth in Exhibit C attached hereto, and Mayer shall deliver to SVTR and Cerprobe a Release in form and content as set forth in Exhibit D attached hereto.

                  9. Labor Code. Nothing in this Agreement nor in any contemporaneous agreement among the parties hereto shall waive, release or diminish the rights of Mayer or SVTR pursuant to California Labor Code section 2802, as applicable, which provides:

                           "An employer shall indemnify his employee for all that the employee necessarily expends or loses in direct consequence of the discharge of his duties as such, or of his obedience to the directions of the employer, even though unlawful, unless the employee, at the time of obeying such directions, believed them to be unlawful."

                  10.      Miscellaneous.

                           (a) Effective Date of Transactions. The parties agree
that, unless otherwise provided in this Agreement, the transactions referenced herein shall be effective as of September 26, 1997.

                           (b)  Entire   Agreement.   This   Agreement  and  the
agreements referred to herein constitutes the entire agreement among the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as set forth herein, the provisions of this Agreement supersede any and all other agreements or understandings, whether oral or written, among the parties hereto with respect to their dispute. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

                           (c)  Construction.  Any rule of  construction  to the
effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

                           (d) Governing Law. This  Agreement  shall be governed
by the laws of the State of California.

                           (e) Further  Assurances.  Each party hereto agrees to
do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                           (f)  Attorneys'  Fees.  In the  event  of any  claim,
controversy or dispute arising out of or relating to this Agreement, or the breach thereof, each party shall pay his, her or its own attorneys' fees.

                           (g)  Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.
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
                  IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed, as of the date first written above.

                                        SVTR, INC.


                                        By:
                                           -------------------------------------
                                           Randal L. Buness, Chief Financial
                                           Officer

                                        CERPROBE CORPORATION


                                        By:
                                           -------------------------------------
                                            Randal L. Buness, Vice President


                                        ----------------------------------------
                                        William E. Mayer


                                        ----------------------------------------
                                        Carol Mayer
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